BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

BARRY AVERITT
3010 3RD ST. S., STE. B
Jacksonville Beach, FL 32250

Work Order #: W2019100700860
October 7, 2019
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 103517

Charges

Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Business Entity Filed Documents	20190208207	10/7/2019 11:45:45 AM	Approved	1	$44.00	$44.00
Total						$44.00

Payments

Type	Description	Payment Status	Amount
Credit Card	5704739328426433203093	Success	$44.00
Total			$44.00

Credit Balance: $0.00

BARRY AVERITT
3010 3RD ST. S., STE. B
Jacksonville Beach, FL 32250

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Annual or Amended List and State Business License Application

☑ ANNUAL ☐ AMENDED (check one)

List of Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

GROVE, INC.
NAME OF ENTITY

NV20181637537
Entity or Nevada Business Identification Number (NVID)

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

Filed in the Office of	Business Number E0417932018-8
Barbara K. Cegavske	Filing Number 20190174780
Secretary State Of Nevada	Filed On 09/23/2019 15:42:20 PM
	Number of Pages 2

☑ Corporation
- ☐ This corporation is publicly traded, the Central Index Key number is:

☐ Nonprofit Corporation (see nonprofit sections below)

☐ Limited-Liability Company

☐ Limited Partnership

☐ Limited-Liability Partnership

☐ Limited-Liability Limited Partnership

☐ Business Trust

☐ Corporation Sole

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.
- ☐ 001 - Governmental Entity
- ☐ 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.

☐ Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

☐ Unit-owners' Association ☐ Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80:<u>Charitable Solicitation Information - check applicable box</u>

Does the Organization intend to solicit charitable or tax deductible contributions?

☐ No - no additional form is required

☐ Yes - the "Charitable Solicitation Registration Statement" is required.

☐ The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0417932018-8
Barbara K. Cegavske	Filing Number 20190181821-63
Secretary State Of Nevada	Filed On 04/26/2019
	Number of Pages 8

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

GROVE, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

CERTIFICATE OF DESIGNATION OF RIGHTS,
REFERENCES AND PRIVILEGES OF
SERIES A CONVERTIBLE PREFERRED STOCK OF
GROVE, INC.

1. Number of Shares; Designation. A total of 1,000,000 shares of preferred stock, par value $0.001 per share, of the Company are hereby designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock").

2. Stated Value. The Stated Value of the Series A Preferred Stock Shall be $0.05 per share. (Balance attached.)

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X ____________________

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION OF
RIGHTS, REFERENCES AND PRIVILEGES OF
SERIES A CONVERTIBLE PREFERRED STOCK OF
GROVE, INC.

(Continued)

3. Liquidation.

(a) In the event of a consolidation, merger, reorganization, Change of Control (as defined below), or other business combination of the Company with or into any other person or persons, the sale of all or substantially all of the assets of the Company, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation Event"), the holders of the Series A Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to the Stated Value, as adjusted, (the "Liquidation Preference") to be distributed pro rata in accordance with each Holder's ownership of the Series A Preferred Stock.

(b) The Company shall, no later than the date on which a Liquidation Event occurs, deliver written notice of any Liquidation Event, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, not less than 30 days prior to any payment date stated therein, to each Holder.

4. Conversion.

(a) Right to Convert. Each Holder shall have the right to convert, at any time and from time to time, all or any part of the Series A Preferred Stock held by such Holder into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Shares") as is determined in accordance with the terms hereof (a "Conversion").

(b) Conversion Notice. In order to convert Series A Preferred Stock, a Holder shall send to the Company by facsimile transmission, at any time prior to 3:00 p.m., New York time, on the Business Day (as used herein, the term "Business Day" shall mean any day except a Saturday, Sunday or day on which the Federal Reserve Bank of New York, New York is closed in the ordinary course of business) on which such Holder wishes to effect such Conversion (the "Conversion Date"), a notice of conversion in substantially the form attached as Annex I hereto (a "Conversion Notice"), stating the number of shares of Series A Preferred Stock to be converted, and a calculation of the number of shares of Common Stock issuable upon such Conversion in accordance with the rate set forth in paragraph 4(c) below. The Holder shall promptly thereafter send the Conversion Notice and the certificate or certificates being converted to the Company. The Company shall issue a new certificate for Preferred Shares to the Holder in the event that less than all of the Preferred Shares represented by a certificate are converted; provided, however, that the failure of the Company to deliver such new certificate shall not affect the right of the Holder to submit a further Conversion Notice with respect to such Preferred Shares and, in any such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Conversion Notice. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates.

(c) Conversion Rate. The Holders may, at such Holder's option, without any further

consideration, at any time, elect to convert all or any portion of the Series A Preferred Stock held by such person into one (1) fully paid and nonassessable share of Common Stock per each Series A Preferred Stock converted (the "Conversion Rate"). Upon the event of a liquidation, dissolution, or winding up of the Company, the conversion rights of the Series A Preferred Stock shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the Holders.

(d) Delivery of Conversion Shares. The Company shall, no later than the close of business on the third (3rd) Business Day following the later of the date on which the Company receives a Conversion Notice from a Holder, and the date on which the Company receives the related Preferred Shares certificate (such third Business Day, the "Delivery Date"), issue and deliver or cause to be delivered to such Holder the number of Conversion Shares determined pursuant to paragraph 4(c) above.

(e) Adjustments. The Conversion Rate shall be subject to adjustment from time to time as follows:

(i) In the event that the Company shall (A) pay a dividend or make a distribution, in shares of Common Stock, on any class of Capital Stock of the Company (B) split or subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, then in each such case the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of each share of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share of the Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 4(e)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clause (ii).

(ii) No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect; provided, however, that any adjustments that by reason of this paragraph 4(e)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4(e) shall be made to the nearest cent or nearest 1/100th of a share.

(iii) In the event that, at any time as a result of an adjustment made pursuant to paragraph 4(e)(i) above, the holder thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of the Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraph 4(e)(i) above, and the other provisions of this paragraph 4(e) with respect to the

Common Stock shall apply on like terms to any such other shares.

(f) In case of any reclassification of the Common Stock (other than in a transaction to which paragraph 4(e)(i) applies), any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), Change of Control (as defined below), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of the Series A Preferred Stock then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer, Change of Control, or share exchange by a holder of the number of shares of Common Stock of the Company into which a share of the Series might have been converted immediately prior to the reclassification, failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction, subject to adjustment as provided in paragraph 4(e) above following the date of consummation of such transaction. As a condition to any such transaction, the Company or the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to (i) establish such right and (ii) ensure that any such transaction does not, in and of itself, effect the holders' rights to the Liquidation Value. The certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments consolidation, merger, sale, transfer or share exchange assuming that such holder of Common Stock provided for in this paragraph 4. The provisions of this paragraph 4(f) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(g) If:

(i) the Company shall take any action which would require an adjustment in the Conversion Rate pursuant to paragraph 4(e); or

(ii) the Company shall authorize the granting to the holders of its Common Stock generally of rights, warrants or options to subscribe for or purchase any shares of any class or any other rights, warrants or options; or

(iii) there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, the Company shall cause to be delivered to each Holder, as promptly as possible, but at least 20 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options or, if a

record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, warrants or options are to be determined, or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this paragraph 4(g).

(h) The Company shall promptly cause a notice of an adjusted Conversion Rate to be delivered to each Holder.

(i) In any case in which paragraph 4(e) provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to paragraph 4(e) occurs after such record date but before the occurrence of such event, the Company may defer until the actual occurrence of such event issuing to the holder of any Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

(j) Subject to paragraph 4(c) hereof, the Company shall at all times reserve and keep available for issuance upon the conversion of the shares of the Series A Preferred Stock the maximum number of each of its authorized but unissued shares of Common Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of the Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock, or any other actions necessary or desirable, if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of the Series A Preferred Stock.

5. Intentionally omitted.

6. Voting Rights.

(a) Holders of the Series A Preferred Stock shall vote together with the Common Stock, as a single class on all matters to which shareholders of the Company are entitled to vote at the rate of ten (10) votes per share of Series A Preferred Stock.

(b) Whenever holders of the Series A Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of the Series A Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(c) Holders of the Series A Preferred Stock shall vote together as a separate class on all matters which impact the rights, value, or ranking of the Common Stock or Series A Preferred Stock, as provided herein.

(d) So long as any shares of the Series A Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of

a majority of the then outstanding shares of the Series A Preferred Stock, voting as a separate class:

(i) in any manner authorize, issue or create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges equal or senior to or on parity the Series A Preferred Stock;

(ii) adversely alter or change the rights, preferences, designations or privileges of the Series A Preferred Stock; or

(iii) amend the Company's Articles of Incorporation of By-laws in a manner that adversely affects the rights, preferences, designations or privileges of the holders of the Series A Preferred Stock;

(e) Except as set forth in this Certificate of Designation, the Series A Preferred Stock shall have no other voting rights or other rights to consent to any matter to which stockholders of the Company may vote upon or consent to.

7. Status of Shares. All Series A Preferred Stock that are at any time converted pursuant to paragraph 4 above, and all Series A Preferred Stock that are otherwise reacquired by the Company and subsequently canceled by the Board of Directors, shall be retired and shall not be subject to reissuance.

8. Certain Definitions. As used in this Certificate, the following terms shall have the following respective meanings:

"Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or otherwise; and the term "controlling" and "controlled" having meanings correlative to the foregoing.

"Capital Stock" of any person or entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common stock or preferred stock of such person or entity, including, without limitation, partnership and membership interests.

"Change of Control" means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company; (b) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally); (c) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (d) a transaction or series of transactions in which any person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than fifty percent (50%) of the voting equity of the Company; (e) the replacement of a majority of the Board of Directors with individuals who were not nominated or elected by at least a majority of the directors at the time of such replacement; or (f) a transaction or series of transactions that constitutes or results in a "going private transaction" (as defined in Section 13(e) of the Exchange Act and the regulations of the Commission issued thereunder).

"Holder" means any holder of Series A Preferred Stock, all of such holders being the "Holders."

"Stated Value" of any share of Series A Preferred Stock shall mean $0.05.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed on its behalf by its undersigned President as of April 24, 2019.

By: ______________________

Name: Robert Hackett
Title: President

463154v1

ANNEX I

CONVERSION NOTICE

The undersigned hereby elects to convert shares of Series A Preferred Stock (the "Preferred Stock"), represented by stock certificate No(s). , into shares of common stock ("Common Stock") of Grove, Inc. (the "Company") according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the "Certificate of Designation"), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.

Conversion Date:

Number of Shares of Series A Preferred Stock to be Converted:

Applicable Conversion Rate:

Number of Shares of Common Stock to be Issued:

Name of Holder:

Address:

Signature:______________________________
Name: ______________________________
Title: ______________________________

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number E0417932018-8
Barbara K. Cegavske	Filing Number 20190181823-85
Secretary State Of Nevada	Filed On 04/26/2019
	Number of Pages 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
GROVE, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article Three of the Amended Articles of Incorporation of this corporation is amended to read as follows:

3. Authorized Stock.

(a) Authorized Capital Stock. (i) The total number of shares of stock that the Corporation shall have authority to issue is 110,000,000 consisting of (i) 100,000,000 shares of Common Stock, par value $0.001 per share ("Common Stock") and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock")

(Balance attached.)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BALANCE OF AMENDMENT

(b) Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Nevada Revised Statutes ("N.R.S.") (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a "Preferred Stock Designation"), to establish from time to time one or more classes of Preferred Stock or one or more series of Preferred Stock, by fixing and determining the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series, is hereby expressly vested in it and shall include, without limiting the generality of the foregoing, determination of the following:

(i) the designation of such class or series, which may be by distinguishing number, letter or title;

(ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends payable and any other class or classes of capital stock of the Corporation, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv) dates on which dividends, if any, shall be payable;

(v) whether the shares of such class or series shall be subject to redemption by the Corporation, and if made subject to redemption, the redemption rights and price or prices, if any, for shares of the class or series;

(vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii) the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix) Restrictions on the issuance of shares of the same class or series or of any other class or series; and

(x) whether the holders of the shares of such class or series shall be entitled to vote, as a class, series or otherwise, any and all matters of the corporation to which holders of Common Stock are entitled to vote.

(c) The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(i) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(ii) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

(iii) Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

(iv) Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(v) Provisions that permit the Corporation to redeem or exchange such rights; and

(vi) The appointment of a rights agent with respect to such rights.

090204
090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0417932018-8
Barbara K. Cegavske	Filing Number 20190042026-96
Secretary State Of Nevada	Filed On 01/30/2019
	Number of Pages 1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CRFT, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article One of the Articles of Incorporation of this corporation is amended to read as follows:
The name of corporation is Grove, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the Office of Barbara K. Cegavske Secretary State Of Nevada	Business Number E0417932018-8
	Filing Number 20180393053-34
	Filed On 09/05/2018
	Number of Pages 3

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CRFT, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: INCORP SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address / City / Nevada / Zip Code

Mailing Address (if different from street address) / City / Nevada / Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with* par value: 30000000 Par value per share: $ 0.001 Number of shares *without* par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	STEPHEN HONG	5425 S. VALLEY VIEW BLVD.	LAS VEGAS	NV	89118
2)	ROBERT HACKETT	5425 S. VALLEY VIEW BLVD.	LAS VEGAS	NV	89118

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: RITA STROM

X RITA STROM
Incorporator Signature

Address	City	State	Zip Code
14 ORCHARD SUITE 200	LAKE FOREST	CA	92630

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X INCORP SERVICES, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 9/5/2018

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

180304

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of CRFT, INC.

Name of Represented Business Entity

I, InCorp Services, Inc. am a:

Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only only one)

a) ☒ commercial registered agent listed with the Nevada Secretary of State,

b) ☐ noncommercial registered agent with the following address for service of process:

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

c) ☐ represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

and hereby state that on 09/05/2018 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature] Kathy Shin on behalf of InCorp Services, Inc. 09/05/2018

Authorized Signature of R.A. or On Behalf of R.A. Company — Date

*If changing Registered Agent when reinstating, officer's signature required.

X

Signature of Officer — Date